SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 18, 2003


                            Group 1 Automotive, Inc.
             (Exact name of Registrant as specified in its charter)





           Delaware                        1-13461              76-0506313
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)




                            950 Echo Lane, Suite 100
                              Houston, Texas 77024
               (Address of principal executive offices) (Zip code)

                                 (713) 647-5700
                         (Registrant's telephone number
                              including area code)

Item 9.  Regulation FD Disclosure

     On September 18, 2003, Group 1 Automotive, Inc., a Delaware corporation, announced that executive management will make a presentation at the Sidoti & Company, LLC Second Annual West Coast Emerging Growth Institutional Investor Forum on Monday, September 22, 2003. The text of the press release is set forth below:

Group 1 Automotive to Present at Sidoti & Company LLC Institutional
Investor Forum

    HOUSTON--(BUSINESS WIRE)--Sept. 18, 2003--Group 1 Automotive, Inc. (NYSE:GPI), a Fortune 500 specialty retailer, announced that executive management will make a presentation at the Sidoti & Company LLC Second Annual West Coast Emerging Growth Institutional Investor Forum being held in San Francisco on Monday, Sept. 22, 2003 at 9:40 a.m. Pacific Daylight Time. The presentation will cover Group 1's financial results and an overview of company strategies.

    A copy of the presentation will be available on Group 1's website at www.group1auto.com.

    About Group 1 Automotive, Inc.

    Group 1 currently owns 71 automotive dealerships comprised of 112 franchises, 29 brands, and 25 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

    Group 1 Automotive can be reached on the Internet at www.group1auto.com


    CONTACT: AT GROUP 1:
             B.B. Hollingsworth, Jr., 713-647-5700
             or
             Scott L. Thompson, 713-647-5700
             or
             Kim Paper, 713-647-5700
             or
             AT Fleishman-Hillard:
             Investors/Media
             Russell A. Johnson, 713-513-9515

         In accordance with General Instruction B.2. of Form 8-K, the information contained in this report shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    Group 1 Automotive, Inc.



       September 19, 2003      By: /s/ Scott L. Thompson
 ---------------------------      --------------------------------------------
            Date                  Scott L. Thompson, Executive Vice President,
                                  Chief Financial Officer and Treasurer